QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Click2learn, Inc.:

    We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG, LLP KPMG, LLP

Seattle, Washington
December 18, 2001

II–1

QuickLinks

INDEPENDENT AUDITORS' CONSENT